EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2019-C5 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, KeyBank National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the NEMA San Francisco Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the NEMA San Francisco Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the NEMA San Francisco Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the NEMA San Francisco Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the NEMA San Francisco Mortgage Loan, KeyBank National Association, as Primary Servicer for the 10000 Santa Monica Boulevard Mortgage Loan, KeyBank National Association, as Special Servicer for the 10000 Santa Monica Boulevard Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 10000 Santa Monica Boulevard Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 10000 Santa Monica Boulevard Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 10000 Santa Monica Boulevard Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Vanguard Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Vanguard Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Vanguard Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Vanguard Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Vanguard Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Vanguard Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Uline Arena Mortgage Loan, LNR Partners, LLC as Special Servicer for the Uline Arena Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Uline Arena Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Uline Arena Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Uline Arena Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Uline Arena Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bison Portfolio Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Bison Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bison Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bison Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bison Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bison Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Presidential City Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Presidential City Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Presidential City Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Presidential City Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Presidential City Mortgage Loan, KeyBank National Association, as Primary Servicer for the Ocean Edge Resort & Golf Club Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Ocean Edge Resort & Golf Club Mortgage Loan, Citibank, N.A., as Trustee for the Ocean Edge Resort & Golf Club Mortgage Loan, Citibank, N.A., as Custodian for the Ocean Edge Resort & Golf Club Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Ocean Edge Resort & Golf Club Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Ocean Edge Resort & Golf Club Mortgage Loan, KeyBank National Association, as Primary Servicer for the GNL Office and Industrial Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the GNL Office and Industrial Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the GNL Office and Industrial Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the GNL Office and Industrial Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the GNL Office and Industrial Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the GNL Office and Industrial Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Inland Life Storage Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Inland Life Storage Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Inland Life Storage Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Inland Life Storage Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Inland Life Storage Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Inland Life Storage Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Ceasar’s Bay Shopping Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Ceasar’s Bay Shopping Center Mortgage Loan prior to April 24, 2023, K-Star Asset Management LLC, as Special Servicer for the Ceasar’s Bay Shopping Center Mortgage Loan on and after April 24, 2023, Wilmington Trust, National Association, as Trustee for the Ceasar’s Bay Shopping Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Ceasar’s Bay Shopping Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Ceasar’s Bay Shopping Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Ceasar’s Bay Shopping Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Ceasar’s Bay Shopping Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Equinix Data Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Equinix Data Center Mortgage Loan prior to April 24, 2023, K-Star Asset Management LLC, as Special Servicer for the Equinix Data Center Mortgage Loan on and after April 24, 2023, Wilmington Trust, National Association, as Trustee for the Equinix Data Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Equinix Data Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Equinix Data Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Equinix Data Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Equinix Data Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the NMR Pharmacy Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the NMR Pharmacy Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the NMR Pharmacy Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the NMR Pharmacy Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the NMR Pharmacy Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the NMR Pharmacy Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the NMR Pharmacy Portfolio Mortgage Loan.

Dated: March 15, 2024

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)